                                                                  EXHIBIT 10.38

                           LOAN AND SECURITY AGREEMENT

                                   Dated as of

                                   May 7, 2003

                                     Between

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                  as the Lender
                                  -------------

                                       and

                          GUILFORD PHARMACEUTICALS INC.

                                 as the Borrower
                                 ---------------

                                TABLE OF CONTENTS

ARTICLE I INTERPRETATION OF THIS AGREEMENT.                                                                  1
    Section 1.1     Definitions.                                                                             1
    Section 1.2     Accounting Terms.                                                                        6
    Section 1.3     Interpretive Provisions.                                                                 6

ARTICLE II LOAN                                                                                              7
    Section 2.1     Term Loan.                                                                               7
    Section 2.2     Bank Products.                                                                           8

ARTICLE III INTEREST AND FEES                                                                                8
    Section 3.1     Interest.                                                                                8
    Section 3.2     Origination Fee.                                                                         8

ARTICLE IV PAYMENTS AND PREPAYMENTS.                                                                         8
    Section 4.1     Repayment of Term Loan.                                                                  8
    Section 4.2     Voluntary Prepayments of Term Loan.                                                      9
    Section 4.3     Place and Form of Payments; Extension of Time; Automatic Debit.                          9
    Section 4.4     Application and Reversal of Payments.                                                    9
    Section 4.5     INDEMNITY FOR RETURNED PAYMENTS.                                                         9
    Section 4.6     Lender's Books And Records; Monthly Statements.                                         10

ARTICLE V TAXES, YIELD PROTECTION AND ILLEGALITY                                                            10
    Section 5.1     Taxes.                                                                                  10
    Section 5.2     Increased Costs and Reduction of Return.                                                11
    Section 5.3     Funding Losses.                                                                         11
    Section 5.4     Inability to Determine Rates.                                                           12
    Section 5.5     Survival.                                                                               12

ARTICLE VI COLLATERAL.                                                                                      12
    Section 6.1     Grant of Security Interest.                                                             12
    Section 6.2     Perfection and Protection of Security Interest.                                         12
    Section 6.3     Title to, Liens on, and Sale and Use of Collateral.                                     12
    Section 6.4     Power of Attorney.                                                                      13
    Section 6.5     Lender's Rights, Duties, and Liabilities.                                               13

ARTICLE VII BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.                                              13
    Section 7.1     Books and Records.                                                                      13
    Section 7.2     Financial Information.                                                                  14
    Section 7.3     Notices to Lender.                                                                      15

ARTICLE VIII GENERAL WARRANTIES AND REPRESENTATIONS.                                                        15
    Section 8.1     Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.   16
    Section 8.2     Validity and Priority of Security Interest.                                             16

    Section 8.3     Organization and Qualification.                                                         16
    Section 8.4     Corporate Name; Prior Transactions.                                                     16
    Section 8.5     Subsidiaries and Affiliates.                                                            17
    Section 8.6     Financial Statements and Projections.                                                   17
    Section 8.7     Solvency.                                                                               17
    Section 8.8     Debt.                                                                                   17
    Section 8.9     Adequate Assets.                                                                        17
    Section 8.10    Litigation.                                                                             17
    Section 8.11    Restrictive Agreements.                                                                 18
    Section 8.12    Labor Disputes.                                                                         18
    Section 8.13    No Violation of Law.                                                                    18
    Section 8.14    No Default.                                                                             18
    Section 8.15    Taxes.                                                                                  18
    Section 8.16    Use of Proceeds.                                                                        18
    Section 8.17    Private Offerings.                                                                      19
    Section 8.18    Broker's Fees.                                                                          19
    Section 8.19    No Material Adverse Change.                                                             19

ARTICLE IX AFFIRMATIVE AND NEGATIVE COVENANTS.                                                              19
    Section 9.1     Taxes and Other Obligations.                                                            19
    Section 9.2     Corporate Existence and Good Standing.                                                  19
    Section 9.3     Compliance with Law and Agreements.                                                     20
    Section 9.4     Mergers, Consolidations, Acquisitions, or Sales.                                        20
    Section 9.5     Transactions Affecting Collateral or Obligations.                                       20
    Section 9.6     Debt.                                                                                   20
    Section 9.7     Liens.                                                                                  21
    Section 9.8     Further Assurances.                                                                     21
    Section 9.9     Swap Agreement.                                                                         21

ARTICLE X CONDITIONS TO CLOSING.                                                                            21
    Section 10.1    Conditions Precedent to Making of Term Loan on the Closing Date.                        21

ARTICLE XI DEFAULT.                                                                                         22
    Section 11.1    Events of Default.                                                                      22
    Section 11.2    Remedies.                                                                               23

ARTICLE XII MISCELLANEOUS.                                                                                  25
    Section 12.1    Cumulative Remedies.                                                                    25
    Section 12.2    No Implied Waivers.                                                                     25
    Section 12.3    Severability.                                                                           25
    Section 12.4    Governing Law.                                                                          25
    Section 12.5    Waiver of Jury Trial.                                                                   25
    Section 12.6    Survival of Representations and Warranties.                                             25
    Section 12.7    Other Security and Guaranties.                                                          26
    Section 12.8    Fees and Expenses.                                                                      26
    Section 12.9    Notices.                                                                                26
    Section 12.10   Waiver of Notices.                                                                      27

    Section 12.11   Binding Effect; Assignment.                                                             27
    Section 12.12   Modification.                                                                           27
    Section 12.13   Counterparts.                                                                           28
    Section 12.14   Captions.                                                                               28
    Section 12.15   Right of Set-Off.                                                                       28
    Section 12.16   Participating Lender's Security Interests.                                              28

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of May 7, 2003, by and between WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("Lender") and GUILFORD PHARMACEUTICALS INC., a corporation organized and existing under the laws of the State of Delaware ("Borrower").

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Lender to make a term loan the Borrower in the principal amount of $18,800,000, which term loan the Borrower will use to refinance certain existing obligations and for its working capital needs and general business purposes; and

         WHEREAS, the Lender has agreed to make the term loan to the Borrower upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lender and the Borrower hereby agree as follows.

                                   ARTICLE I
                        INTERPRETATION OF THIS AGREEMENT.

         Section 1.1    Definitions.

         As used herein:

         "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Lender for the account of the Borrower pursuant to agreement or overdrafts.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Loan and Security Agreement.

         "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other counsel engaged by the Lender, the allocated costs of internal legal services of the Lender and the reasonable expenses of internal counsel to the Lender.

         "Bank Products" means any one or more of the following types of services or facilities extended to the Borrower by the Lender or any Affiliate of the Lender in reliance on the

Lender's agreement to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; and (c) Swap Agreements.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

         "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in the State of Maryland are required or permitted to be closed and (b) during any period in which the Interest Rate is based on the LIBOR Rate, any which commercial banks are open for international business, including dealings in U.S. Dollar deposits, in London, England.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower, or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Borrower. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Borrower will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

         "Collateral" has the meaning specified in Section 6.1 (Grant of Security Interest).

         "Debt" means, without duplication, all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) liabilities and obligations to trade creditors; (b) all Obligations; (c) all obligations and liabilities of any Person secured by any Lien on the Borrower's property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any capital lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property;

provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; and (e) all obligations and liabilities under Guaranties.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Default Rate" means the otherwise applicable Interest Rate plus (b) two percent (2%). The Default Rate shall be adjusted simultaneously with any change in the Interest Rate.

         "Deposit" means (i) that certain certificate of deposit having account number 140811290120072 and (ii) that certain certificate of deposit having account number 140811290120073, (together with all renewals and extensions of, substitutions for, and additions to either or both certificates of deposit, however titled or styled, the "Deposit") in the original aggregate amount of $18,800,000 issued and/or opened by the Lender and styled in the name of the Borrower.

         "Dollar" and "$" means dollars in the lawful currency of the United States.

         "Event of Default" has the meaning specified in Section 11.1 (Events of Default).

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 7.2 or any other financial statements required to be given to the Lender pursuant to this Agreement.

         "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 2003.

         "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1 (Interest).

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Laws" means Requirement of Law.

         "Lender" means Wachovia Bank, National Association, a national banking association, or any successor entity thereto.

         "LIBOR Rate" means, with respect to each calendar month (each an "Interest Period"), the rate for U.S. dollar deposits with a 1-month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London Business Day before such Interest Period (or if not so reported, then as determined by the Lender) from another recognized source or interbank quotation. "Telerate Page 3750" means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Bridge Information Systems, Inc.

         "Loan Documents" means this Agreement, the Note, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Loan Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement, excluding any and all Swap Agreements and other agreements, instruments and documents which relate solely to any and all Swap Agreements.

         "Loan Obligations" means all liabilities, obligations, covenants, duties, and Debt owing by the Borrower to the Lender under and in connection with the Term Loan, this Agreement, the Term Note, and the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others) absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Loan Document. "Loan Obligations" shall not include any of the Borrower's existing and future obligations under or in connection with any and all ACH Transactions or any and all Swap Agreements.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower; (b) a material impairment of the ability of the Borrower to perform under any Loan Document to which it is a party and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

         "Maturity Date" means May 1, 2008.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company association, corporation, Public Authority, or any other entity.

         "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such proceeds and products.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

         "Requirement of Law" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

         "Secured Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owing by the Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others) absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Secured Obligations" includes, without limitation, any and all of the Borrower's existing and future obligations under or in connection with any and all ACH Transactions and any and all Swap Agreements and also includes the Loan Obligations.

         "Security Interest" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

         "Solvent" means when used with respect to any Person that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

         "Swap Agreement" has the meaning given such term in 11 U.S.C. Section 101, as amended, or any successor statute and includes (a) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (b) any combination of the foregoing; or (c) a master agreement for any of the foregoing, together with all supplements.

         "Taxes" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on the Lender.

         "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of Maryland or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

         Section 1.2    Accounting Terms.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP.

         Section 1.3    Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c)      (i)      The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii)     The term "including" is not limiting and
means "including without limitation."

                           (iii)    In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

                                   ARTICLE II
                                      LOAN

         Section 2.1    Term Loan.

         (a) Amount of Term Loan. The Lender agrees to make a term loan ("Term Loan") to the Borrower on the Closing Date, upon the satisfaction of the conditions precedent set forth in ARTICLE X (Conditions of Closing), in an amount equal to Eighteen Million Eight Hundred Thousand Dollars ($18,800,000).

         (b) Term Note. The Borrower shall execute and deliver to the Lender on the Closing Date a promissory note substantially in the form of Exhibit A attached hereto and made a part hereof ("Term Note") to evidence the Term Loan.

         (c) Deposit Balance. The Borrower covenants and agrees to at all times maintain a collected funds Deposit balance equal to the then unpaid principal balance of the Term Loan.

         Section 2.2    Bank Products.

         The Borrower may request and the Lender may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Lender or the Lender's Affiliates Bank Products although the Borrower is not required to do so. The Borrower acknowledges and agrees that the obtaining of Bank Products from the Lender or the Lender's Affiliates (a) is in the sole and absolute discretion of the Lender or the Lender's Affiliates, and (b) is subject to all rules and regulations of the Lender or the Lender's Affiliates.

                                  ARTICLE III
                                INTEREST AND FEES

         Section 3.1    Interest.

         (a) Applicable Interest Rate Prior to Event of Default. All Loan Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate equal to the LIBOR Rate, plus fifty (50) basis points. Each change in the LIBOR Rate shall be reflected in the Interest Rate as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

         (b) Interest Subsequent to an Event of Default. If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured, or if not cured until all Loan Obligations are paid and performed in full, the applicable Interest Rate shall be increased by two percent (2%) per annum.

         Section 3.2    Origination Fee.

         (a) The Borrower shall pay to the Lender on or before the Closing Date a loan origination fee in an amount equal to one-half of one percent (.5%) of the Term Loan amount, which origination fee has been fully earned and is non-refundable.

                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS.

         Section 4.1    Repayment of Term Loan.

         The unpaid principal balance of the Term Loan shall accrue interest at the Interest Rate. Accrued interest shall be payable on the unpaid principal balance of the Term Note monthly on the first day of each calendar month commencing with the first such date after the Closing Date and continuing on the first day of each calendar month thereafter. As set forth in the Term Note, the unpaid principal balance of the Term Note shall be payable in monthly installments on the first day of each calendar month commencing with the first such date after the Closing Date and continuing on the first day of each calendar month thereafter. Each principal installment shall be in the amount set forth in the Term Note and shall be calculated so as to fully amortize the unpaid principal balance of the Term Loan over a period of two hundred forty
(240) months. Unless sooner paid, the unpaid principal balance of the Term Loan, together with any and all unpaid and accrued interest thereon, shall be due and payable in full on the Maturity Date.

         Section 4.2    Voluntary Prepayments of Term Loan.

         The Borrower may prepay the principal of the Term Loan in whole or in part at any time and from time to time upon at least five (5) Business Days prior written notice to the Lender. All voluntary prepayments of the principal of the Term Loan shall be accompanied by the payment of all accrued but unpaid interest on the Term Loan to the date of prepayment. Amounts prepaid in respect of the Term Loan pursuant to this Section 4.2 (Voluntary Prepayments of Term
Loan) may not be reborrowed. Any voluntary prepayment under this Section of less than all of the outstanding principal of the Term Loan shall be applied to the principal amount due on the Maturity Date and then to the principal installments in the inverse order of their maturities. Notwithstanding the foregoing, no prepayment shall affect the Borrower's obligation to continue making payments under any applicable SWAP Agreement which will remain in full force and effect notwithstanding such prepayment.

         Section 4.3 Place and Form of Payments; Extension of Time; Automatic Debit.

         All payments of principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 12.9 (Notices). All such payments shall be made in immediately available funds. If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension, except that if such next succeeding Business Day would be in the succeeding calendar month, the due date of such payment shall be the then preceding Business Day.

         Section 4.4    Application and Reversal of Payments.

         The Lender shall determine in its sole discretion the order and manner in which payments that the Lender receives are applied to the Term Loan, interest thereon, and the other Loan Obligations, and the Borrower hereby irrevocably waives the right to direct the application of any payment. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such payments to any portion of the Loan Obligations.

         Section 4.5    INDEMNITY FOR RETURNED PAYMENTS.

         IF AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE LOAN OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE LOAN OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.5 (Indemnity for Returned Payments) shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.5 (Indemnity for Returned Payments) shall survive the termination of this Agreement.

         Section 4.6    Lender's Books And Records; Monthly Statements.

         The Borrower agrees that the Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrower a monthly statement of payments and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.4 (Application and Reversal of Payments) and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                   ARTICLE V
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         Section 5.1    Taxes.

         (a) Any and all payments by the Borrower to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

         (b) The Borrower agrees to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Lender makes written demand therefor.

         (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) the Borrower shall make such deductions and withholdings;

                  (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) the Borrower shall also pay to the Lender at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

         Section 5.2    Increased Costs and Reduction of Return.

         (a) If the Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by the Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining the Term Loan with interest being charged based on the LIBOR Rate, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Lender, additional amounts as are sufficient to compensate the Lender for such increased costs.

         (b) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of the Lender to the Borrower, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         Section 5.3    Funding Losses.

         The Borrower shall reimburse the Lender and hold the Lender harmless from any out-of-pocket loss or expense that the Lender may incur due to:

         (a) the failure of the Borrower to make on a timely basis any payment of principal of the Term Loan if the applicable Interest Rate is based on the LIBOR Rate;

         (b) the prepayment or other payment (including after acceleration thereof) of the Term Loan if the applicable Interest Rate is based on the LIBOR Rate on a day that is not the Maturity Date; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Term Loan at an Interest Rate based on the LIBOR Rate or from fees payable to terminate the deposits from which such funds were obtained.

         Section 5.4    Inability to Determine Rates.

         If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate, the Lender will promptly so notify the Borrower and the Lender shall select a reasonably comparable base or index for the Interest Rate.

         Section 5.5    Survival.

         The agreements and obligations of the Borrower in this ARTICLE V (Taxes, Yield Protection) shall survive the payment of all other Loan Obligations.

                                   ARTICLE VI
                                   COLLATERAL.

         Section 6.1    Grant of Security Interest.

         As security for the Secured Obligations (including the Loan Obligations), the Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of all of the Borrower's rights, title and interest in, to and under (i) the Deposit, including any and all principal, interest and other income earned thereon or amounts payable with respect thereto, together with any and all Proceeds and products thereof and (ii) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the foregoing (all of the foregoing, and all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

         Section 6.2    Perfection and Protection of Security Interest.

         The Borrower shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) authorizing, executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; and (c) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest. The Lender is hereby authorized to file, without the Borrower's signature or further consent or authorization, one or more financing statements disclosing the Security Interest. From time to time, the Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Secured Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral.

         Section 6.3    Title to, Liens on, and Sale and Use of Collateral.

         The Borrower represents and warrants to the Lender that (a) all Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the

Security Interest; (b) the Security Interest will not be subject to any prior Lien; (c) the Borrower will ensure that the aggregate principal balance of the Deposit shall at all times be at least equal to the unpaid principal balance of the Term Loan, and (d) the Borrower will not, without the Lender's prior written approval, sell, assign or dispose of or permit the sale, assignment or disposition of the Collateral or any portion thereof or interest therein. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale, assignment or other disposition of the Collateral.

         Section 6.4    Power of Attorney.

         The Borrower hereby appoints the Lender and the Lender's designees as the Borrower's attorney, with power to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure and to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Secured Obligations have been fully satisfied.

         Section 6.5    Lender's Rights, Duties, and Liabilities.

         The Secured Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Secured Obligations. Following the occurrence of and continuation of an Event of Default, the Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Secured Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

                                  ARTICLE VII
               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

         Section 7.1    Books and Records.

         The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require.

         Section 7.2    Financial Information.

         The Borrower shall promptly furnish to the Lender or its agents all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower and its Subsidiaries will furnish to the Lender, in such detail as the Lender shall request, the following:

         (a) Annual Statements. As soon as available, but in any event not later than one hundred twenty (120) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, retained earnings, and changes in financial position and stockholders equity for the Borrower and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender.

         (b) Quarterly Statements. As soon as available, but in any event not later than forty five (45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and changes in financial position for the Borrower and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 7.2(a) (Annual Statements). Such statements shall be certified to be fairly stated in all material respects by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

         (c) Accountant's Certificate. With each of the audited Financial Statements delivered pursuant to Section 7.2(a) (Annual Statements), a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or Event of Default, except for those, if any, described in reasonable detail in such certificate.

         (d) Proxy Statements and Other Information. Promptly after their release, copies of any and all proxy statements, financial statements, and reports that the Borrower makes available to its stockholders.

         (e) Annual Filings and Reports. Promptly after filing with the SEC, a copy of each annual and/or quarterly report (including 10K and 10Q reports) or other filing or notice filed with respect to the Borrower.

         (f) Other Information. Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

         Section 7.3    Notices to Lender.

         The Borrower shall notify the Lender in writing of the following matters at the following times:

         (a) Immediately after becoming aware of the existence of any Default or Event of Default.

         (b) Immediately after becoming aware of any material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

         (c) Immediately after becoming aware of any pending action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Loan Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

         (d) Immediately after becoming aware of any pending strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrower or any of its Subsidiaries.

         (e) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to Borrower, any Subsidiary, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Loan Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

         (f) Thirty (30) days prior to the Borrower changing its name or the address of its chief executive office.

         Each notice given under this Section 7.3 (Notices to Lender) shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.

                                  ARTICLE VIII
                     GENERAL WARRANTIES AND REPRESENTATIONS.

         The Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Loan Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

         Section 8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

         The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Loan Obligations and any other Secured Obligations existing or contemplated as of the date of this Agreement, and to grant the Security Interest. The Borrower has taken all necessary corporate action to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff, or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or bylaws of the Borrower or any of its Subsidiaries.

         Section 8.2    Validity and Priority of Security Interest.

         The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral and enforceable against the Borrower and all third parties.

         Section 8.3    Organization and Qualification.

         The Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in each other State where the qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property.

         Section 8.4    Corporate Name; Prior Transactions.

         The Borrower has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business.

         Section 8.5    Subsidiaries and Affiliates.

         The exhibits and schedules attached to the Borrower's most recent 10-K statement furnished to the Lender set forth a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 8.5, which are the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business.

         Section 8.6    Financial Statements and Projections.

          The Borrower has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower as of December 31, 2002 and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants. The Borrower has also delivered to the Lender the unaudited balance sheet and related statements of income and cash flows for the Borrower, as of March 31, 2003 and for the three (3) months then ended. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

         Section 8.7    Solvency.

         The Borrower is Solvent prior to and after giving effect to, the making of the Term Loan.

         Section 8.8    Debt.

         The Borrower has no Debt, except (a) the Secured Obligations, (b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, (c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements, and (d) Debt incurred since the date of such Financial Statements to finance capital expenditures permitted hereby.

         Section 8.9    Adequate Assets.

         The Borrower possesses adequate assets for the conduct of its business.

         Section 8.10   Litigation.

         Except as set forth on Schedule 8.10, there is no pending or, to the best of the Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Loan Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

         Section 8.11   Restrictive Agreements.

         The Borrower is not a party to any contract or agreement, and is not subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Loan Obligations or which materially and adversely affects the Borrower's Property, business, operations, or condition (financial or otherwise).

         Section 8.12   Labor Disputes.

         (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union of other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of the Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower, or any of its Subsidiaries or their respective employees.

         Section 8.13   No Violation of Law.

         The Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Loan Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

         Section 8.14   No Default.

         The Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Loan Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

         Section 8.15   Taxes.

         The Borrower and its Subsidiaries have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable.

         Section 8.16   Use of Proceeds.

         None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Term Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 CFR, Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U. None of the proceed of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

         Section 8.17   Private Offerings.

         Borrower has not, directly or indirectly, offered the Term Loan for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Lender. Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Term Loan or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

         Section 8.18   Broker's Fees.

         No Person is entitled to any brokerage or finder's fee with respect to the transactions described in this Agreement.

         Section 8.19   No Material Adverse Change.

         No material adverse change has occurred in the Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lender.

                                   ARTICLE IX
                       AFFIRMATIVE AND NEGATIVE COVENANTS.

         The Borrower covenants that, so long as any of the Loan Obligations remain outstanding or this Agreement is in effect:

         Section 9.1    Taxes and Other Obligations.

         The Borrower and each of its Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however that the Borrower and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

         Section 9.2    Corporate Existence and Good Standing.

         The Borrower and each of its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

         Section 9.3    Compliance with Law and Agreements.

         The Borrower and each of its Subsidiaries shall comply in all material respects with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound where the failure to so comply would have a materially and adverse affect on the Collateral or the Borrower's ability to perform its obligations under the Loan Documents.

         Section 9.4    Mergers, Consolidations, Acquisitions, or Sales.

         The Borrower shall not enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or substantially all of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing.

         Section 9.5    Transactions Affecting Collateral or Obligations.

         Neither the Borrower nor any of its Subsidiaries shall enter into any transaction that materially and adversely affects the Collateral or the Borrower's ability to repay the Loan Obligations.

         Section 9.6    Debt.

         The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, or permit any Subsidiary so to do, except:

                  (a)      the Obligations;

                  (b) current accounts payable arising in the ordinary course;

                  (c) Debt which is incurred on account of purchase money or finance lease arrangements of assets (other than real property) acquired by the Borrower, after the Closing Date; provided that (i) each such purchase money or finance lease arrangement does not exceed the cost of the assets acquired or leased, (ii) any Lien securing such purchase money or finance lease arrangement does not extend to any assets or property other than that purchased or leased and other property similarly financed from the same financing source, and (iii) the aggregate amount of Debt under and in connection with all such purchase money and/or finance lease arrangements shall not exceed, in the aggregate, the sum of One Million Five Hundred Thousand Dollars ($1,500,000) during any fiscal year and the cost of any single asset acquired or leased shall not exceed Five Hundred Thousand Dollars ($500,000);

                  (d) unsecured Debt of the Borrower incurred at any time and from time to time after the Closing Date which is fully convertible to equity; and

                  (e) unsecured Debt of the Borrower existing on the date hereof and reflected on the financial statements most recently furnished to the Lender on or before the Closing Date.

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

         Section 9.7    Liens.

         Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on the Collateral.

         Section 9.8    Further Assurances.

         The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         Section 9.9    Swap Agreement.

         The Borrower may, in its discretion, hedge the floating interest expense of the Term Loan for the full term of the Term Loan by maintaining one or more Swap Agreements with the Lender (or with another financial institution approved by the Lender in writing) in an aggregate notional amount equal to the outstanding principal balance of the Term Loan with the Borrower making fixed rate payments and receiving floating rate payments to offset changes in the variable interest expense of the Term Loan, all upon terms and subject to such conditions as shall be acceptable to the Lender (or if such transaction is with another financial institution, all upon terms and subject to such conditions as shall be approved by the Lender in writing).

                                   ARTICLE X
                             CONDITIONS TO CLOSING.

         The Lender will not be obligated to make the Term Loan on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to Lender:

         Section 10.1 Conditions Precedent to Making of Term Loan on the Closing Date.

         (a) Representations and Warranties; Covenants. The Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

         (b) Delivery of Documents. The Borrower shall have delivered, or caused to be delivered, to the Lender such documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

         (c) Payment of Fees and Expenses. The Borrower shall have paid all fees and expenses of the Lender's outside counsel and all other fees and expenses of the Lender, if any, incurred in connection with any of the Loan Documents and the transactions contemplated thereby and reflected in the closing statement approved by the Borrower and the Lender on or before the Closing Date.

         (d) Required Approvals. The Lender shall have received certified copies of all consents or approvals of any Public Authority or other Person that the Lender determines is required in connection with the transactions contemplated by this Agreement.

         (e) No Material Adverse Change. There shall have occurred no material adverse change in the Borrower's business or financial condition since December 31, 2002.

         (f) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents, contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

         (g) Deposit. The Deposit in an aggregate amount at least equal to the principal amount of the Term Loan.

                                   ARTICLE XI
                                    DEFAULT.

         Section 11.1   Events of Default.

         It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

         (a) failure to make payment of principal, interest, fees or premium on any of the Loan Obligations when due, which failure to make payments shall continue uncured for a period of ten (10) days after written notice thereof to the Borrower or failure to make payment of any of the other Secured Obligations when due, subject to any applicable notice and cure period;

         (b) any representation or warranty made or deemed made by the Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

         (c) default shall occur in the observance or performance by the Borrower of any of the covenants and agreements contained Section 9.1, 9.2, 9.3,
9.8 and 9.9 in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof is given by the Lender to the Borrower

         (d) except as provided in subpart (a), (b) or (c) above, default shall occur in the observance or performance by the Borrower of any of the covenants and agreements contained in this Agreement or, subject to any applicable notice and cure periods, any of the other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Lender (or any Affiliate of the Lender) are party, including, without limitation, any Swap Agreement;

         (e) the Borrower or any Subsidiary shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

         (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing which shall not have been dismissed within sixty (60) days after the date of filing;

         (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower or any Subsidiary or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower or any Subsidiary which if involuntary shall not have been dismissed within sixty (60) days after the date of appointment or filing;

         (h) the Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

         (i) all or any material part of the Property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

         (j) one or more final judgments for the payment of money aggregating in excess of $250,000 (whether or not covered by insurance) shall be rendered against the Borrower and the Borrower shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom;

         (k)      there occurs a Change in Control;

         (l) if at any time the aggregate principal amount of the Deposit is less than the then unpaid principal balance of the Term Loan;

         (m)      if a default shall occur under or with respect to any other
Debt; and

         (n) if a default shall occur under any other agreement to which the Borrower is a party which is considered material by the Lender in its sole and absolute.

         Section 11.2   Remedies.

         (a) If an Event of Default has occurred and is continuing, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) declare any or all Loan Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Section 11.1(e), Section 11.1(f), Section 11.1(g) or Section 11.1(h), all Loan Obligations shall automatically become immediately due and payable); and (ii) pursue its other rights and remedies under the Loan Documents and applicable law.

         (b) If an Event of Default has occurred and is continuing: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, terminate and unwind the Deposit (without regard to any early termination or withdrawal fees, penalties or premiums) and apply the proceeds thereof to the Secured Obligations in such order and manner as the Lender shall determine in its sole and absolute discretion; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrower's address specified in or pursuant to Section 12.9 (Notices). If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Secured Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The proceeds of sale shall be applied first to all expenses of sale, including attorney's fees, and second, in whatever order the Lender elects, to all Secured Obligations. The Lender will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

         (c) If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                                  ARTICLE XII
                                 MISCELLANEOUS.

         Section 12.1   Cumulative Remedies.

         The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Secured Obligations without any prior recourse to the Collateral.

         Section 12.2   No Implied Waivers.

         No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

         Section 12.3   Severability.

         If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

         Section 12.4   Governing Law.

         This Agreement shall be deemed to have been made in the State of Maryland and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

         Section 12.5   Waiver of Jury Trial.

         THE BORROWER AND THE LENDER EACH HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE SECURED OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

         Section 12.6   Survival of Representations and Warranties.

         All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

         Section 12.7   Other Security and Guaranties.

         The Lender may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Secured Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Secured Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Secured Obligations, or any other Person in any way obligated to pay all or any part of the Secured Obligations.

         Section 12.8   Fees and Expenses.

         The Borrower shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegals' fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) Taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (d) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (e) costs and expenses of preserving and protecting the Collateral; and (f) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower.

         Section 12.9   Notices.

         Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

         If to the Lender:     Wachovia Bank, National Association
                               7 Saint Paul Street
                               Baltimore, Maryland 21202
                               Attention: Kevin Mahon

         with a copy to:       Ballard Spahr Andrews & Ingersoll, LLP
                               300 E. Lombard Street
                               Baltimore, Maryland 21202
                               Attention: Shaun F. Carrick

         If to the Borrower:   Guilford Pharmaceuticals Inc.
                               6611 Tributary Street
                               Baltimore, Maryland 21224
                               Attention: Chief Financial Officer

         with a copy to:       Guilford Pharmaceuticals Inc.
                               6611 Tributary Street
                               Baltimore, Maryland 21224
                               Attention: General Counsel

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

         Section 12.10  Waiver of Notices.

         Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower that the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

         Section 12.11  Binding Effect; Assignment.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any assignee of the Loan Obligations or any part thereof.

         Section 12.12  Modification.

         This Agreement is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

         Section 12.13  Counterparts.

         This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         Section 12.14  Captions.

         The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         Section 12.15  Right of Set-Off.

         Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Secured Obligations, whether or not then due and payable. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         Section 12.16  Participating Lender's Security Interests.

         The Lender may, without notice to or consent by the Borrower, grant one or more participations in the Term Loan to participating lenders. If a participating lender shall at any time with the Borrower's knowledge participate with the Lender in the Term Loan, the Borrower hereby grants to such participating lender, and the Lender and such participating lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrower in the custody or possession of the participating lender, including the right of setoff, to the extent of the participating lender's participation in the Loan Obligations, and such participating lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Loan Obligations under this Agreement as it would have it were a direct lender.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                     GUILFORD PHARMACEUTICALS INC.

                                     By: /s/ Andrew R. Jordan            (SEAL)
                                        ---------------------------------
                                        Name: Andrew R. Jordan
                                        Title: Executive Vice President, Finance
                                               and Administration, Chief
                                               Financial Officer and Treasurer

                                     WACHOVIA BANK, NATIONAL
                                     ASSOCIATION

                                     By: /s/ Kevin Mahon                 (SEAL)
                                        ---------------------------------
                                        Name: Kevin Mahon
                                        Title: Vice President